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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 related to the Equity Incentive and Deferred Compensation Plan for Non-Employee Directors of Atmos Energy Corporation of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K for the year ended December 31, 1996, of United Cities Gas Company.

                                       /s/ ARTHUR ANDERSEN LLP

                                           ARTHUR ANDERSEN LLP


Nashville, Tennessee
March 1, 1999